UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
______________________

Date of Report
(Date of earliest
event reported):          February 12, 2019

CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana	1-4949	35-0257090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  500 Jackson Street P.O. Box 3005  Columbus, IN  47202-3005
(Address of principal executive offices, including zip code)

           (812) 377-5000
(Registrant's telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     □

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 12, 2019, the Board of Directors (the "Board") of Cummins Inc. (the "Company") adopted and approved an amendment to the Company's By-Laws, as amended and restated (the "By-Laws"), to change the mandatory retirement age for directors from seventy-two to seventy-four years of age (the "Amendment").
The Amendment restated Article II, Section 2.1(a) of the By-Laws in its entirety to read as follows:
(a) The business and affairs of the Corporation shall be managed under the direction of a Board of Directors.  The number of Directors shall be fixed by resolution of the Board of Directors from time to time.  It shall be the policy of the Corporation that no person seventy-four years of age or more shall be elected to the Board of Directors.  Any Director who attains the age of seventy-four years during the Director's term of office shall be eligible to remain a Director for the duration of the term for which the Director was elected but shall not be eligible for re-election.
The Amendment became effective upon Board approval on February 12, 2019.  A copy of the Amendment, as well as the By-Laws, are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.  The following exhibits are being filed herewith.
EXHIBIT INDEX
Exhibit Number
3.1 Amendment to By-Laws.
3.2 By-Laws, as amended and restated, effective as of February 12, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  February 13, 2019
CUMMINS INC.
/s/ Mark J. Sifferlen Mark J. Sifferlen Corporate Secretary